UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2016

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, Gregory H. Sachs, the Executive Chairman, and member of the board of directors, of RMG Networks Holding Corporation (the “Company”), voluntarily cancelled and forfeited back to the Company the options granted to him pursuant to the Executive Employment Agreement, dated August 13, 2013, by and between Mr. Sachs and the Company, to purchase 850,000 shares of the Company’s common stock at an exercise price of $8.10 per share. This cancellation and forfeiture resulted in no payment to Mr. Sachs, and the forfeited options returned to the reserve pool of shares of common stock issuable pursuant to awards granted under the Company’s 2013 Equity Incentive Plan (the “Plan”).

On April 11, 2016, Robert Michelson, the President and Chief Executive Officer and a member of the board of directors of the Company, voluntarily cancelled and forfeited back to the Company the options granted to him pursuant to the Executive Employment Agreement, dated July 22, 2014, by and between Mr. Michelson and SCG Financial Merger I Corp., a wholly-owned subsidiary of the Company (the “Michelson Employment Agreement”), to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.45 per share. This cancellation and forfeiture resulted in no payment to Mr. Michelson, and the forfeited options returned to the reserve pool of shares issuable pursuant to awards granted under the Plan.

On April 11, 2016, the Company granted new options under the Plan to purchase shares of the Company’s common stock to Mr. Michelson and Jana Bell, the Company’s Executive Vice President and Chief Financial Officer, pursuant to Stock Incentive Award Agreements (the “Award Agreements”). The Company granted Mr. Michelson options to purchase a total of 800,000 shares of common stock, pursuant to two separate Award Agreements. Each of such Award Agreements contained language which amended the Michelson Employment Agreement to reflect the forfeiture of the options previously issued pursuant to the Michelson Employment Agreement, as referenced above. Of those, (i) options to purchase 450,000 shares are subject to vesting in thirty-six equal monthly installments at the end of each calendar month starting July 22, 2014, with the first of such installments vesting on July 31, 2014, and the last installment vesting on June 30, 2017, and (ii) options to purchase 350,000 shares are subject to vesting in three equal annual installments, on April 11, 2017, 2018 and 2019. The Company granted Ms. Bell options to purchase a total of 200,000 shares of common stock, pursuant to two separate Award Agreements. Of those, (i) options to purchase 120,000 shares are subject to vesting in three equal annual installments, on April 27 of 2016, 2017 and 2018, and (ii) options to purchase 80,000 shares are subject to vesting in three equal annual installments, on April 11, 2017, 2018 and 2019. Each such option has an exercise price of $1.00 per share, and the unvested portion of each such option is subject to immediate forfeiture upon the cessation of services by Mr. Michelson or Ms. Bell, as applicable, to the Company for any reason.

The form of Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Award Agreements does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Form of Stock Incentive Award Agreement, by and between RMG Networks Holding Corporation and Optionee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 14, 2016

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Robert R. Robinson

Name: Robert R. Robinson

Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Incentive Award Agreement, by and between RMG Networks Holding Corporation and Optionee.